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                        [FENWICK & WEST LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                February 14, 2001

Macromedia, Inc.
600 Townsend
San Francisco, CA 94103

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed by Macromedia, Inc., a Delaware corporation (the "PARENT") with the Securities and Exchange Commission (the "COMMISSION") on or about February 2, 2001, as expected to be amended on February 14, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 7,828,428 shares of Parent's common stock (the "SHARES"), which is the maximum amount that Parent anticipates it may issue pursuant to an Agreement and Plan of Merger (the "AGREEMENT"), dated January 16, 2001, as amended January 29, 2001, among Parent, Allaire and Alaska Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

     In rendering this opinion, we have examined the following:

     (1) Parent's Certificate of Incorporation, as filed with the Delaware Secretary of State on February 25, 1992; Parent's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 17, 1994; the Certificates of Amendment of Parent's Certificate of Incorporation, as filed with the Delaware Secretary of State on September 22, 1995 and August 14, 2000; Merger Sub's Certificate of Incorporation, as filed with the Delaware Secretary of State on January 4, 2001;

     (2) Parent's amended Bylaws, as adopted on December 13, 1993; Merger Sub's Bylaws, as adopted on January 5, 2001;

     (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (4) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

     (5) the minutes of meetings of Parent's Board of Directors, approving the Agreement, the issuance of the Shares and the filing of the Registration Statement; the written consent of Merger Sub's Board of Directors, approving the Agreement;


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     (6)  Parent's Annual Report on Form 10-K for the period ended March 31,
          2000;

     (7) Parent's Quarterly Reports on Form 10-Q, for quarters ended June 30, 2000, September 30, 2000 and December 31, 2000.

     (8) the Agreement and the Certificate of Merger to be filed by Parent with the Delaware Secretary of State to effect the subject merger; and

     (9) a Management Certificate executed by Parent, addressed to us and dated of even date herewith, containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of Parent or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

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     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Shares.

     Based upon the foregoing, it is our opinion that the Shares to be issued and sold by Parent, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Shares and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By: /s/ Robert A. Freedman
                                           -------------------------------------
                                           Robert A. Freedman, a Partner